SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   Form 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) December 7, 1998

                                PHLO CORPORATION
             (Exact name of registrant as specified in its charter)

 Delaware                         0-21079                     11-3314168
(State or other jurisdiction     (Commission                 (IRS Employer
 of incorporation)                File Number)               Identification No.)

 475 Park Avenue South, 7th Floor, New York, NY               10016
     (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (212) 447-1322

Item 1.  Change in Control of Registrant

          On December 7, 1998, the Registrant issued an aggregate of 8,000,000 shares of its common stock to James B. Hovis, Anne P. Hovis and Edward J. Mathias (collectively, the "Initial Exchangers"), former principal shareholders of X-Treem Products Corporation ("X-Treem"), as partial consideration for 20,458 shares of the capital stock of X-Treem (the "Initial X-Treem Shares"). In addition, on December 2, 1998, the Registrant's board of directors was increased from three to a maximum of eight and James B. Hovis, Anne P. Hovis and Robert J. Corsaro, Jr., an officer of X-Treem, were elected by the remaining directors to fill certain of the newly-created vacancies. Further, Mr. Hovis was appointed as President and Chief Executive Officer of the Company and Mrs. Hovis was appointed as Executive Vice President, General Counsel and Secretary of the Company.

          The events described above were the first step in a stock exchange transaction pursuant to which the Registrant will acquire a minimum of 80% of the capital stock of X-Treem through an exchange with the stockholders of X-Treem of up to 93% of the issued and outstanding shares of the Registrant's 'capital stock as of the date of commencement of the exchange transaction, whereby X-Treem becomes a subsidiary of the Registrant. Subsequent to the initial issuance of common stock of the Registrant to the Initial Exchangers as described above, 9,400,890 additional shares of the common stock of the Registrant were issued to the Initial Exchangers and other former stockholders of X-Treem as further consideration for the Initial X-Treem Shares and as partial consideration for an additional 7,881 shares of the capital stock of X-Treem.

Item 2.  Acquisition of Assets

          On December 1, 1998, the Registrant acquired an option to purchase the McCoy's beverage brand and the intellectual property associated therewith (the "Option"). On December 23, 1998, the Registrant exercised its Option with respect to the McCoy's beverage brand by fulfilling the payment and other terms of the option agreement, including issuing a promissory note in the amount of $300,000 made payable to X-Treem in 2001.

Item 7.  Financial Statements and Exhibits

          Included herewith are the consolidated balance sheets of Phlo Corporation (formerly Perry's Majestic Beer, Inc.) ("Phlo") and subsidiaries as of March 31, 1999, and 1998, and the related consolidated statements of operations, changes in stockholders' deficiency and cash flows for the years ended March 31, 1999 and 1998. The basis for presentation for these statements is described within Note 1 to the consolidated financial statements, but for March 31, 1998 and the period then ended, the statements are those of X-Treem Products Corporation.

          The registrant believes that the aforementioned financial statements, although they do not include certain financial statements required by the regulations, actually provide shareholders and others with more relevant information. Specifically, although the regulations specify including proforma unaudited income statements for the fiscal year ended March 31, 1998 and the period ended September 31, 1998, the basis for presentation provides that the financial statements for the period prior to the stock exchange transaction, December 8, 1998, should only be those of X-Treem Products Corporation. Accordingly, it is the registrant's belief that proforma statements for these periods would not be appropriate.

                        PHLO CORPORATION AND SUBSIDIARIES


               FINANCIAL STATEMENTS AND SUPPLEMENTARY INFORMATION


                   For the Years Ended March 31, 1999 and 1998

                                               PHLO CORPORATION AND SUBSIDIARIES
                                          (FORMERLY PERRY'S MAJESTIC BEER, INC.)


                                                                        CONTENTS
--------------------------------------------------------------------------------




                                                                            Page
                                                                            ----

INDEPENDENT AUDITORS' REPORT                                                   1


FINANCIAL STATEMENTS

  Balance Sheets                                                             2-3
  Statements of Operations                                                     4
  Statements of Changes in Stockholders' Deficiency                            5
  Statements of Cash Flows                                                   6-7


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                  8-24

                          INDEPENDENT AUDITORS' REPORT



To the Stockholders of
Phlo Corporation and subsidiaries

We have audited the accompanying consolidated balance sheets of Phlo Corporation (formerly Perry's Majestic Beer, Inc.) ("Phlo") and subsidiaries as of March 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' deficiency and cash flows for the years ended March 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Phlo Corporation and subsidiaries as of March 31, 1999 and 1998 and the results of their operations and their cash flows for the years ended March 31, 1999 and 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company incurred a net loss of $2,700,230 during the year ended March 31, 1999, and, as of that date, the Company's current liabilities exceeded its current assets by $3,870,686 and its total liabilities exceeded its total assets by $3,524,909 and there are uncertain conditions that the Company faces. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




March 10, 2000
(except for the transaction with X-Treem as to which the date is April 6, 2000)

                                               PHLO CORPORATION AND SUBSIDIARIES
                                          (FORMERLY PERRY'S MAJESTIC BEER, INC.)

                                                     CONSOLIDATED BALANCE SHEETS

                                                         March 31, 1999 and 1998
--------------------------------------------------------------------------------

                                     ASSETS

                                                              1999          1998
                                                           ----------   ----------
CURRENT ASSETS
 Cash                                                      $   12,790   $       --
 Inventory                                                         --      271,031
 Accounts receivable, net of accumulated depreciation of
  $-0- and $60,000 in 1999 and 1998, respectively                  --      186,028
 Subscription receivable                                       22,137           --
 Note receivable                                               58,332           --
 Other current assets                                              --      105,000
                                                           ----------   ----------


       Total Current Assets                                    93,259      562,059
                                                           ----------   ----------


PROPERTY AND EQUIPMENT, Net                                    25,714      110,500
                                                           ----------   ----------


OTHER ASSETS
 Goodwill - net of accumulated amortization of $20,000
  and $88,812 in 1999 and 1998, respectively                  440,000      400,000
 Security deposits                                             30,063          375
                                                           ----------   ----------


       Total Other Assets                                     470,063      400,375
                                                           ----------   ----------


       TOTAL ASSETS                                        $  589,036   $1,072,934
                                                           ==========   ==========

      The accompanying notes are an integral part of these financial statements.

                                               PHLO CORPORATION AND SUBSIDIARIES
                                          (FORMERLY PERRY'S MAJESTIC BEER, INC.)

                                                     CONSOLIDATED BALANCE SHEETS

                                                         March 31, 1999 and 1998
--------------------------------------------------------------------------------

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

                                                                          1999              1998
                                                                      -----------       -----------
CURRENT LIABILITIES
 Accounts payable                                                     $ 1,292,169       $   474,172
 Accrued expenses and taxes                                             1,881,776         1,387,626
 Current portion of long-term debt                                        790,000         2,040,000
                                                                      -----------       -----------

       Total Current Liabilities                                        3,963,945         3,901,798

OTHER LIABILITIES
 Long-term debt, less current portion                                     150,000           150,000
                                                                      -----------       -----------

       TOTAL LIABILITIES                                                4,113,945         4,051,798

STOCKHOLDERS' DEFICIENCY
Preferred stock, 15,000,000 authorized:
   Series A convertible stock, $0.0001 par value, 500,000 shares
    issued and outstanding (liquidation preferences $100,000)                  50                --
   Preferred stock, no par value, 20,000 shares Series A
    convertible preferred stock authorized, 2,247 shares issued
    and outstanding                                                            --           700,000
   Series B non-convertible stock, none issued and outstanding                 --                --
   Series C convertible stock, $0.0001 par value, 3,000,000
    shares authorized, 212,623 subscribed                                      21                --
 Common stock, $0.0001 par value, 25,000,000 shares and
  60,000 authorized, 11,333,335 and 764 shares issued and
  outstanding at 1999 and 1998, respectively                                1,133             5,000
 Common stock, $0.0001 par value, 1,968,728 shares subscribed                 197                --
 Additional paid in capital                                             2,857,784                --
 Accumulated deficit                                                   (6,384,094)       (3,683,864)
                                                                      -----------       -----------

       TOTAL STOCKHOLDERS' DEFICIENCY                                  (3,524,909)       (2,978,864)
                                                                      -----------       -----------

       TOTAL LIABILITIES AND STOCKHOLDERS'
        DEFICIENCY                                                    $   589,036       $ 1,072,934
                                                                      ===========       ===========

      The accompanying notes are an integral part of these financial statements.

                                               PHLO CORPORATION AND SUBSIDIARIES
                                          (FORMERLY PERRY'S MAJESTIC BEER, INC.)

                                           CONSOLIDATED STATEMENTS OF OPERATIONS

                                    For the Years Ended March 31, 1999, and 1998
--------------------------------------------------------------------------------

                                                    1999                1998
                                                ------------       ------------

SALES                                           $  1,153,675       $    760,183

COST OF SALES                                        866,782            637,545
                                                ------------       ------------

       GROSS PROFIT                                  286,893            122,638

SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES                                          2,345,564          1,466,603
                                                ------------       ------------

       OPERATING LOSS                             (2,058,671)        (1,343,965)
                                                ------------       ------------

OTHER INCOME (EXPENSES)
 Interest expense                                   (391,216)          (175,055)
 Bad debt expense                                   (169,843)          (260,000)
 Loss on abandoned assets                            (80,500)                --
 Impairment of goodwill                                   --           (843,371)
 Other income                                             --              3,143
 Legal settlement                                         --         (1,064,616)
                                                ------------       ------------

       TOTAL OTHER EXPENSES                         (641,559)        (2,339,899)
                                                ------------       ------------

       NET LOSS                                 $ (2,700,230)      $ (3,683,864)
                                                ============       ============

Weighted Average Common Shares Outstanding        11,633,335         11,744,793
                                                ============       ============

Net Loss Per Share (Basic and Diluted)          $      (0.24)      $      (0.31)
                                                ============       ============


      The accompanying notes are an integral part of these financial statements.

                                                                                         PHLO CORPORATION AND SUBSIDIARIES
                                                                                    (FORMERLY PERRY'S MAJESTIC BEER, INC.)

                                                                                    CONSOLIDATED STATEMENTS OF CHANGES IN
                                                                                                 STOCKHOLDERS' DEFICIENCY

                                                                             For the Years Ended March 31, 1999, and 1998
-------------------------------------------------------------------------------------------------------------------------
                                          Preferred Stock                   Series A              Series C Preferred
                                           of Subsidiary                Preferred Stock            Stock Subscribed
                                     ------------------------------------------------------------------------------------
                                        Shares         Amount         Shares        Amount        Shares       Amount
                                     ------------------------------------------------------------------------------------

BALANCE, April 7, 1997 (Inception)            --    $        --             --   $        --            --   $        --

Issuance of common stock                      --             --             --            --            --            --

Issuance of preferred stock                2,247        700,000             --            --            --            --

Net loss                                      --             --             --            --            --            --
                                     -----------    -----------    -----------   -----------   -----------   -----------

BALANCE, March 31, 1998                    2,247        700,000             --            --            --            --

Recapitalization                          (2,247)      (700,000)       500,000            50            --            --

Issuance of common stock for
services at Fair Value                        --             --             --            --            --            --

Proceeds from private placement
 offering                                     --             --             --            --       212,623            21

Exchange by shareholder of debt
 for warrant                                  --             --             --            --            --            --

Net loss                                      --             --             --            --            --            --
                                     -----------    -----------    -----------   -----------   -----------   -----------
BALANCE, March 31, 1999                       --    $        --        500,000   $        50       212,623   $        21
                                     ===========    ===========    ===========   ===========   ===========   ===========


                                        Common Stock
                                         Subscribed                   Common Stock          Additional
                                     ----------------------------------------------------     Paid In      Accumulated
                                      Shares        Amount        Shares        Amount        Capital        Deficit         Total
                                     ----------------------------------------------------   -----------    -----------  -----------
BALANCE, April 7, 1997 (Inception)          --   $       --            --    $       --    $        --    $        --   $        --

Issuance of common stock                    --           --           764         5,000             --             --         5,000

Issuance of preferred stock                 --           --            --            --             --             --       700,000

Net loss                                    --           --            --            --             --     (3,683,864)   (3,683,864)
                                     ---------   ----------   -----------    -----------   -----------    -----------   -----------

BALANCE, March 31, 1998                     --           --           764         5,000             --     (3,683,864)   (2,978,864)

Recapitalization                            --           --    11,305,688       (30,750)       931,530             --       200,830

Issuance of common stock for
services at Fair Value                      --           --        26,883        26,883         (4,083)            --        22,800

Proceeds from private placement
 offering                            1,968,728          197            --            --        452,813             --       453,031

Exchange by shareholder of debt
 for warrant                                --           --            --            --      1,477,524             --     1,477,524

Net loss                                    --           --            --            --             --     (2,700,230)   (2,700,230)
                                     ---------   ----------   -----------    -----------   -----------    -----------   -----------
BALANCE, March 31, 1999              1,968,728   $      197    11,333,335    $     1,133   $ 2,857,784    $(6,384,094)  $(3,524,909)
                                     =========   ==========   ===========    ===========   ===========    ===========   ===========

      The accompanying notes are an integral part of these financial statements.

                                               PHLO CORPORATION AND SUBSIDIARIES
                                          (FORMERLY PERRY'S MAJESTIC BEER, INC.)

                                           CONSOLIDATED STATEMENTS OF CASH FLOWS

                                     For the Years Ended March 31, 1999 and 1998
--------------------------------------------------------------------------------

                                                        1999           1998
                                                    -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                           $(2,700,230)    $(3,683,864)
                                                    -----------     -----------
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Stock-based compensation                             22,800              --
    Recapitalization                                    200,830              --
    Depreciation and amortization                        24,286         108,312
    Loss on disposal of equipment                        80,500              --
    Write-off of goodwill                                    --         843,371
    Bad debt expense                                         --         260,000
    Decrease (increase) in accounts receivable          186,028        (246,028)
    Decrease (increase) in inventory                    271,031        (271,031)
    Decrease (increase) in other current assets         105,000        (105,000)
    Increase in security deposits                       (29,688)           (375)
    Increase in accounts payable                        817,997         474,172
    Increase in accrued expenses and taxes              494,150       1,387,626
                                                    -----------     -----------

       TOTAL ADJUSTMENTS                              2,172,934       2,451,047
                                                    -----------     -----------

       NET CASH USED IN OPERATING ACTIVITIES           (527,296)     (1,232,817)
                                                    -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of goodwill                               (60,000)     (1,332,183)
  Issuance of notes receivable                          (58,332)       (200,000)
  Purchase of furniture and equipment                        --        (130,000)
                                                    -----------     -----------

      NET CASH PROVIDED BY (USED IN) INVESTING
        ACTIVITIES                                     (118,332)     (1,662,183)
                                                    -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from long-term debt                           227,524       2,190,000
 Proceeds from issuance of capital stock                430,894         705,000
                                                    -----------     -----------

       NET CASH PROVIDED BY FINANCING
         ACTIVITIES                                 $   658,418     $ 2,895,000
                                                    ===========     ===========


      The accompanying notes are an integral part of these financial statements.

                                               PHLO CORPORATION AND SUBSIDIARIES
                                          (FORMERLY PERRY'S MAJESTIC BEER, INC.)

                                CONSOLIDATED STATEMENTS OF CASH FLOWS, Continued

                                     For the Years Ended March 31, 1999 and 1998
--------------------------------------------------------------------------------

                                                 1999            1998
                                               -------          -------

       NET CHANGES IN CASH                     $12,790          $    --

CASH - Beginning                                    --               --
                                               -------          -------
CASH - Ending                                  $12,790          $    --
                                               =======          =======


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Non-cash investing and financing activities:

     During the fiscal year ended March 31,1998 the Company assumed a $600,000 debt from a non related entity in exchange for inventory, fixed assets and intangible assets. In addition, a note payable in the amount of $700,000 was converted to preferred stock.

     On December 7, 1998, the Company issued 8,000,000 shares of its common stock in exchange for 68% of the equity interest in X-Treem. This transaction was treated as a recapitalization.

     On June 30, 1998, a stockholder of X-Treem exchanged $1,477,524 of debt for warrant to purchase 873 shares of X-Treem common stock. This exchange was treated as a contribution to capital.



      The accompanying notes are an integral part of these financial statements.

                                               PHLO CORPORATION AND SUBSIDIARIES
                                          (FORMERLY PERRY'S MAJESTIC BEER, INC.)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - Basis of Presentation

     On October 22, 1998, Phlo Corporation (formerly known as Perry's Majestic Beer, Inc.), a Delaware corporation, ("Phlo") entered into a letter of intent to acquire a minimum of 80% of the capital stock of a beverage company, X-Treem Products Corporation ("X-Treem") through the exchange of up to 93% of the issued and outstanding shares of Phlo's common stock, (the "Letter Agreement"). On December 7, 1998, Phlo acquired approximately 68% interest in X-Treem's common stock in exchange for 8,000,000 shares of Phlo's common stock (the "stock exchange transaction"). The stock exchange transaction was treated as a recapitalization for accounting purposes since Phlo was deemed a public shell. The historical financial statements prior to December 7, 1998 were those of X-Treem. On June 10, 1999, Perry's Majestic Beer, Inc. changed its name to Phlo Corporation (the "Company").

     On April 2, 1999 the directors of the Company voted to amend the Letter Agreement by agreeing not to reverse-split Phlo's stock, as initially intended, and as a result, changed the rate at which Phlo exchanged shares with the X-Treem shareholders from 372.29 to 1 to 4,490.30 to 1. The majority of the additional shares that would be issuable under the amended agreement could not be issued because Phlo did not have enough authorized shares to do so. Based on the amended exchange rate, Phlo would be required to issue a total of 156,877,611 common shares to acquire 100% of the outstanding X-Treem capital stock and warrants from X-Treem shareholders. As of March 31, 2000, 29,214 shares of X-treem capital stock representing 97.72% of the total outstanding shares have been exchanged for Phlo shares which have been issued out of authorized shares, or are yet to be issued.

     On June 1, 1999, 281,866 shares of the Series C Convertible Preferred Stock (the "Series C Preferred") were issued to X-Treem shareholders along with 2,608,316 of Phlo common stock in exchange for tendering their common shares. In addition, 731,683 shares of Series C Preferred and 6,770,835 shares of common stock were also issued to three shareholders who had previously tendered their shares prior to the amendment to the Letter Agreement. These share issuances were intended as a partial issuance until there were more authorized shares to satisfy the total exchange. When sufficient shares are authorized and the exchange completed, all former X-Treem shareholders who participated in the exchange transaction will have received Phlo shares on a pro rata basis.

     In addition,  subsequent to balance  sheet date, as disclosed  above and in
     Note 11, the Company has issued additional shares of common stock which, after taking into consideration the total outstanding stock warrants and options, would, if such warrants and options were fully exercised, cause the overall outstanding shares of common stock to exceed the 25,000,000 shares of common stock the Company presently has authorized. As of March 31, 2000 there are currently 24,328,255 common shares issued and outstanding.

                                               PHLO CORPORATION AND SUBSIDIARIES
                                          (FORMERLY PERRY'S MAJESTIC BEER, INC.)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - Basis of Presentation, continued

     In addition, options and warrants to purchase 2,438,333 and 6,342,092 shares of common stock are also outstanding (respectively).

     On December 22, 1999 the Company notified their transfer agent, American Stock Transfer & Trust Company, that no outstanding shares of preferred stock, including both the Series A and C have been validly issued. The Company is in the process of amending its Certificate of Incorporation to confer on the Board of Directors blank check authority to create classes and series of Preferred Stock without further shareholder vote. Once this has been accomplished, the Company intends to replace the old Series A and C certificates with replacement shares of preferred stock which are validly issued.

     The Company is required by both Delaware and U. S. Securities law, and is therefore presently taking the necessary steps, to authorize additional shares of common stock so the Company can satisfy its requirements to meet commitments to issue stock and have the ability to accommodate current and future stock issues.

NOTE 2 - Organization and Nature of Business

     Phlo was formed in December 1995 and is located in New York, New York. Phlo has completed its transformation from a microbrew beer company to a technology company, which is using the high-volume chain-store segment of the non-alcoholic beverage industry to commercialize its technology.

     X-Treem, a Delaware corporation, was formed on April 11, 1997, was formerly engaged in producing and marketing new-age beverage lines, including primarily the McCoy's line of fruit drinks, lemonades and ready-to-drink iced teas. X-Treem acquired raw materials, intellectual property, distribution contracts and assumed certain liabilities of a beverage company as part of its formation.

     Quigley's Orchard, Inc. ("Quigley"), a wholly owned subsidiary of Phlo, formed on March 15, 1997, is engaged manufacturing and distributing applesauce products.

NOTE 3 - Summary of Significant Accounting Policies

     Basis of Reporting

     The accompanying audited financial statements have been prepared in accordance with generally accepted accounting principles.

                                               PHLO CORPORATION AND SUBSIDIARIES
                                          (FORMERLY PERRY'S MAJESTIC BEER, INC.)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3 - Summary of Significant Accounting Policies, continued

     Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its subsidiaries, Quigley and X-Treem, collectively referred to as the "Company and subsidiaries". All significant inter-company transactions and balances have been eliminated in consolidation.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Goodwill

     Goodwill in connection with acquisitions is being amortized on a straight-line basis over a fifteen-year period. Amortization of goodwill charged to operations for the years ended March 31, 1999 and March 31, 1998 amounted to $20,000 and $88,812, respectively. In addition, $843,371 of unamortized goodwill has been written off during the last quarter ended March 31, 1998 as management determined such goodwill was impaired in accordance with Statement of Financial Standards No. 121, "Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed of." The amount of goodwill impairment was measured based on the projected discounted future operating cash flows compared to the carrying value of goodwill.

     Inventories

     Inventories are stated at the lower of cost or market. Costs, which include purchases, freight and packaging, raw materials, packing fees and finished products, are determined on the first-in, first-out basis. Inventory at March 31, 1999 and 1998 was $-0- and $271,031, respectively.

     Advertising Expense

     Advertising costs of $146,633 and $100,712 are expensed as incurred during the years ended March 31, 1999 and 1998, respectively.

     Furniture and Equipment

     Furniture and equipment is stated at cost. Maintenance and repair costs are charged to expense as incurred, costs of major additions and betterments are capitalized. When furniture and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income.

                                               PHLO CORPORATION AND SUBSIDIARIES
                                          (FORMERLY PERRY'S MAJESTIC BEER, INC.)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3 - Summary of Significant Accounting Policies, continued

     Depreciation and Amortization

     The cost of furniture and equipment is depreciated under the straight-line method over five years.

     Revenue Recognition

     Revenue is recognized at the time products are shipped and title passes

     Income Taxes

     Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

     Fair Value of Financial Instruments

     The financial instruments of the Company are reported in the consolidated balance sheets at market or fair values, or at carrying amounts that approximate fair values because of the short maturity of the instruments.

     Impairment of Long-Lived Assets

     Certain long-term assets of the Company are reviewed at least annually as to whether their carrying value has become impaired, pursuant to guidance established in Statement of Financial Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations (undiscounted and without interest charges). If impairment is deemed to exist, the assets will be written down to fair value or projected discounted cash flows from related operations. Management also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

     Stock Issued to Employees

     The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" on April 1, 1996 for financial note disclosure purposes and will continue to apply the intrinsic value method of Accounting Principles Board ("APB") Opinion No. 25,
     "Accounting  for  Stock  Issued  to  Employees"  for  financial   reporting
     purposes.

                                               PHLO CORPORATION AND SUBSIDIARIES
                                          (FORMERLY PERRY'S MAJESTIC BEER, INC.)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3 - Summary of Significant Accounting Policies, continued

     Net (Loss) Per Share

     The Company adopted the provision of SFAS No. 128, "Earnings per Share". SFAS No. 128 eliminates the presentation of primary and fully dilutive earnings per share ("EPS") and requires presentation of basic and diluted EPS. Basic EPS is computed by dividing income (losses) available to common stockholders by the weighted-average number of common shares outstanding for the period adjusted retroactively for the shares issued in the recapitalization. Diluted EPS is based on the weighted-average number of shares of common stock and common stock equivalents outstanding during the year. Common stock equivalents have been excluded from the calculation of diluted EPS for 1999 and 1998, as such inclusion is anti-dilutive.

     Comprehensive Income

     In 1997, the FASB issued the Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity, except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same preeminence as other financial statements. The Company adopted this standard in fiscal 1999 and the implementation of this standard did not have any impact on its financial statements.

     Reporting of Segments

     In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," effective for fiscal years beginning after December 15, 1997, with reclassification of earlier periods required for comparative purposes. The Company has determined that under SFAS No. 131, it operates in one segment of business and its customer and operations are within the United States.

     Accounting Developments

     In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants ("ASEC of AICPA") issued
     Statement of Position ("SOP") No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". Effective for fiscal years beginning after December 15, 1998, SOP No. 98-1 requires that certain costs of computer software developed or obtained for internal use be continued capitalized and amortized over the useful life of the related software. The Company does not expect that the adoption of this standard will have a material impact on its financial statements.

                                               PHLO CORPORATION AND SUBSIDIARIES
                                          (FORMERLY PERRY'S MAJESTIC BEER, INC.)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3 - Summary of Significant Accounting Policies, continued

     In April 1998, the ASEC of AICPA issued SOP No. 98-5, "Reporting on the Costs of Start-up Activities". Effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires the costs of start-up activities and organization costs to be expensed as incurred. The Company does not expect that the adoption of this standard will have a material impact on its financial statements.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", effective for fiscal years beginning after June 15, 1999, which has been deferred to June 30, 2000 by publishing of SFAS No. 137. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. This Statement requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. The accounting for changes in the fair value of a derivative instrument depends on its intended use and the resulting designation. The Company does not expect that the adoption of this standard will have a material impact on its financial statements.

NOTE 4 - Going Concern

     As shown in the accompanying financial statements, the Company incurred a net loss of $2,700,230 during the year ended March 31, 1999. As of March 31, 1999, the Company's current liabilities exceeded its current assets by $3,870,686, and its total liabilities exceeds its total assets by $3,524,909. These factors, as well as the uncertain conditions that the Company faces in its day-to-day operations, create an uncertainty as to the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The continuation of the Company as a going concern is dependent upon the success of future financing, generating sufficient revenue through the expansion of its beverage lines, and/or the sublicensing of its exclusively licensed technologies in exchange for sub-licensing fees and royalties.

     Management has taken action and is formulating additional plans to strengthen the Company's working capital position and generate sufficient cash to meet its operating needs through March 31, 2000 and beyond. Among the actions taken, the Company anticipates generating more revenue through the expansion of its McCoy's beverage line, raising of additional funds through private placement offerings of its securities and utilization of public securities markets and generating licensing fees. No assurance can be made that the management will be successful in achieving its plan.

                                               PHLO CORPORATION AND SUBSIDIARIES
                                          (FORMERLY PERRY'S MAJESTIC BEER, INC.)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5 - Property and Equipment

     Property and equipment consists of the following at March 31, 1999 and 1998:

                                                  1999             1998
                                                ---------        ---------

     Furniture and fixtures                     $  30,000        $ 130,000
     Less: Accumulated depreciation                 4,286          (19,500)
                                                ---------        ---------

            Net                                 $  25,714        $ 110,500
                                                =========        =========

     Depreciation expense for the years ended March 31, 1999 and 1998 was $4,286 and $19,500, respectively.

NOTE 6 - Income Taxes

     No provision has been made in the accompanying consolidated financial statements for income tax expense as a result of the current operating loss and net operating loss ("NOL") carryforwards.

     Differences between income tax benefits computed at the Federal statutory rate (34%) and reported income taxes for 1999 and 1998 are primarily attributable to the valuation allowance for the NOL and other permanent differences.

     As of March 31, 1999, the Company estimated the available NOL carryforwards to be approximately $6,500,000 and the Company's total deferred tax assets relating to the carryforwards amounted to approximately $2,615,000. The Company has a valuation allowance for the full assessment of the deferred tax assets at March 31, 1999 as management does not believe it is more likely than not that the valuation of the asset is recoverable.

     Further, the Company is not current in the filings of Federal, state or local income or franchise tax returns. This may have a material adverse effect on the amount of any net operating loss carryforwards and may subject the Company to fines.

NOTE 7 - Stock Options

     1996 Stock Option Plan

     In March 1996, the Board of Directors of the Company adopted, and the stockholders of the Company approved, the adoption of the 1996 Stock Option Plan. The maximum number of shares of common stock with respect to which awards may be granted pursuant to the 1996 Plan is initially 2,000,000 shares. No options are outstanding under this plan.

                                               PHLO CORPORATION AND SUBSIDIARIES
                                          (FORMERLY PERRY'S MAJESTIC BEER, INC.)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 7 - Stock Options, continued

        Options Granted Separate from the Stock Option Plan

        In connection with the initial public offering, the Company granted to its underwriter in July 1996 an option to purchase 58,333 shares of common stock at a purchase price of $7.20 per share exercisable commencing July 1997 and expiring July 2001.

        During the year ended March 31, 1998, the Company granted a total of 1,350,000 options to purchase common stock with an exercise price equal to fair market value at time of issuance to certain officers, directors and employees. In addition, the Company issued options to two consultants to purchase 100,000 shares of its common stock each for services rendered during the year ended March 31, 1998. Accordingly, the Company recorded compensation expense of $46,000 for options issued.

        In July 1998, in connection with the acquisition of Leroux Creek applesauce brand, the Company granted options to purchase of 750,000 shares of its common stock to Leroux Creek and a former stockholder of Leroux Creek with an exercise price of $0.10 per share. None of these options were issued and the Company has been relieved from such issuance by agreement of all parties in June 1999 (see Note 11).

        In December 1998, the Company issued a combined total of options to purchase 850,000 shares of its common stock to two officers in exchange for the return of 450,000 shares of common stock from these officers. These options have exercise price of $0.05 per share and expire in December 2003 (See Note 8).

        A summary of stock option activity is as follows:

                                                                Weighted Average
                                                      Number      Exercise Price
                                                    of Options     Common Stock
                                                    ----------        -----

     Balance - April 1, 1997                           58,333         $7.20

     Options granted                                1,550,000          0.46
     Options exercised                                     --
     Options cancelled                                     --
                                                    ---------

     Balance - March 31, 1998                       1,608,333          0.48

     Option granted                                 1,600,000          0.75
     Option cancelled                                      --
     Option exercised                                      --
                                                    ---------

     Balance - March 31, 1999                       3,208,333         $0.26
                                                    =========

     Exercisable at March 31, 1999                  2,908,333         $0.28
                                                    =========

                                               PHLO CORPORATION AND SUBSIDIARIES
                                          (FORMERLY PERRY'S MAJESTIC BEER, INC.)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 7 - Stock Options, continued

     Options Granted Separate from the Stock Option Plan,  continued

     The options issued to officers, directors and employees expire in five (5) to ten (10) years and may be exercised at anytime. The options issued to consultants to purchase 200,000 shares of its common stock, at an exercise price of $0.875, have a weighted average remaining contractual life of 7.25 years.

     Pro forma  information  regarding  net  income  and  earnings  per share is required by SFAS 123, and has been determined as if the Company had accounted for its stock options under the fair value method of SFAS 123. The weighted-average fair value of options granted was $0.21 per share. The fair market value for these options was estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted-average assumptions for the year ended March 31, 1999:

                                     ASSUMPTIONS
     ---------------------------------------------------------------------------

     Risk-free rate                                                  4.43%
     Dividend yield                                                     --
     Volatility factor of the expected market price                  1.517
     Average life                                                  5 Years

     The  Black-Scholes   option  valuation  model  was  developed  for  use  in
     estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require that input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimated, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of the options. The Company's pro forma information for the year ended March 31, 1999 is as follows:

      Net Loss - As reported                                        $(2,700,230)
      Net Loss - Pro forma                                           (2,742,730)

      Pro forma net loss per share:
                    - Basic                                              $(0.24)
                    - Diluted                                            $(0.24)

                                               PHLO CORPORATION AND SUBSIDIARIES
                                          (FORMERLY PERRY'S MAJESTIC BEER, INC.)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 8 - Stockholders' Equity

     Common Stock

     Phlo has 25,000,000 authorized common shares, $0.0001 par value, of which 3,783,335 shares were issued and outstanding at March 31, 1998.

     On December 1, 1998, two officers of the Company returned 450,000 shares of the common stock in exchange for options to purchase 850,000 shares of common stock (see Note 7). These returned shares were treated as having been retired.

     On December 7, 1998, Phlo issued 8,000,000 shares of its common stock to three shareholders of X-Treem pursuant to a stock exchange transaction and obtained a 68% equity interest of X-Treem (see Note 1).

     Exchange of Debt for Warrant by a Stockholder

     On June 30, 1998, a note payable along with related interest in the total amount of $1,477,524 was exchanged for a warrant by a stockholder. The holder of the warrant is entitled to purchase of 893 shares of the common stock of X-Treem at an exercise price of $0.50 per share. In connection with the stock exchange transaction, this warrant can be converted into a warrant to purchase shares of Phlo's common stock.

     Preferred Stock

     The Company has 15,000,000 shares of preferred stock, $0.001 par value, authorized.

     Series A Convertible Preferred Stock

     At March 31, 1999, the Company has 500,000 shares of Series A Convertible Preferred Stock ("Series A Preferred") issued and outstanding. The Series A Preferred holders are entitled to one vote per share on all matters presented to the stockholders with certain exceptions as defined in the Certificate of Designation. In addition, the Series A Preferred is subject to certain conversion, redemption and liquidation provisions, as defined.

     Series B Non-Convertible Preferred Stock

     At March 31, 1999, none of the Series B Non-Convertible Preferred Stock ("Series B Preferred") was issued and outstanding. The Series B Preferred holders are entitled to one vote per share on all matters presented to the stockholders with certain exceptions as defined in the Certificate of Designation. In addition, the Series B Preferred is subject to certain, redemption and liquidation provisions, as defined.

                                               PHLO CORPORATION AND SUBSIDIARIES
                                          (FORMERLY PERRY'S MAJESTIC BEER, INC.)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 8 - Stockholders' Equity, continued

     Series C Convertible Preferred Stock

     At March 31, 1999, none of the Series C Convertible Preferred Stock ("Series C Preferred") was issued and outstanding and 212,623 shares were subscribed in connection with the private placement offering (see below). The Series C Preferred is subject to certain conversion, redemption and liquidation provisions, as defined. In addition, each share of the Series C Preferred is convertible into 100 shares of the Company's common stock.

     The Company is intending on taking the necessary steps to authorize additional shares of common stock so the Company will have the ability to accommodate current and future stock issues.

     Private Placement Offering

     On March 30, 1999, the Company completed the sale, as part of a private placement offering, of 984,364 units of securities for an aggregate purchase price of $0.46 per unit. Each unit consists of two shares of the common stock, par value $0.0001, 0.216 of a share of the Series C Preferred and the right to purchase additional one (1) share of the common stock and
     0.108 of additional share of Series C Preferred. Total proceeds from the sale of these units amounted to $453,031. Of the total proceeds, $430,894 was received prior to March 31, 1999 and the remaining balance of $22,137 was received shortly subsequent to March 31, 1999. As of March 31, 1999, such common stock, Series C Preferred and rights have not been issued. Accordingly, these common stock and Series C Preferred are presented as shares subscribed but not yet issued on the accompanying balance sheet.


NOTE 9 - Long-Term Debt

     Long-term debt as of March 31, 1999 and 1998 consists of the following:

                                                            1999          1998
                                                         ----------   ----------
     Note payable with  interest at 10% per annum.
     This note was converted to equity in 1999.          $       --   $1,250,000

     Term note payable with interest due monthly
     at a rate of 12% per annum. The note matured
     on March 31, 1998 when principal and unpaid
     interest was due. The note is currently in
     default. No action has been taken or threatened
     against the Company to enforce the note. The
     Company continues to accrue interest on this note.     600,000      600,000
                                                         ----------   ----------

          Balance (forward)                              $  600,000   $1,850,000
                                                         ----------   ----------

                                               PHLO CORPORATION AND SUBSIDIARIES
                                          (FORMERLY PERRY'S MAJESTIC BEER, INC.)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 9 - Long-Term Debt, continued

                                                            1999         1998
                                                         ----------   ----------

                    Balance (forward)                    $  600,000   $1,850,000

     Term note payable with interest at a rate of 12%
     per annum. Principal and accrued interest are
     payable at the note's maturity date on
     February 12, 2001.  The Company continues to
     accrue interest on this note.                           50,000       50,000

     Note payable with principal plus an interest
     payment of $10,000 are payable at the note's
     maturity on June 27, 1997. The note provides for
     a penalty interest at a rate of $1,250 per week
     after maturity. The holder of the note has
     initiated an action to enforce the note. The
     Company continues to accrue interest on this note.     100,000      100,000

     Note payable with interest at a rate of 12% per
     annum. Principal and interest are payable at the
     note's maturity date on November 24, 2000. The
     Company continues to accrue interest on this note.     100,000      100,000

     Note payable with principal plus an interest
     payment of $5,000 were payable at the loan's
     maturity date on March 31, 1998. The parties
     agreed to convert this debt into equity, however,
     this conversion has not taken place to date, and
     therefore, the note is in default. The Company
     continues to accrue interest on this note. The
     holder has agreed informally to extend the date
     of maturity in order to consummate the conversion.      45,000       45,000

     Note payable with principal plus an interest
     payment of $5,000 was payable on the note's
     maturity date on March 30, 1998. The parties
     agreed to revise the terms of the note to provide
     for an increase in interest payable from $5,000
     to $10,000 and a maturity date of December 31,
     1998 The note is currently in default. No action
     has been taken or threatened against the Company
     to enforce the note. The Company continues to
     accrue interest on this note.                           45,000       45,000
                                                         ----------   ----------

           Total Long-Term Debt                             940,000    2,190,000

     Less: Current Portion                                  790,000    2,040,000
                                                         ----------   ----------

     Long-Term Debt, net of current portion              $  150,000   $  150,000
                                                         ==========   ==========

                                               PHLO CORPORATION AND SUBSIDIARIES
                                          (FORMERLY PERRY'S MAJESTIC BEER, INC.)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 10 - Commitments and Contingencies

     Employment Agreements

     The Company has one employment agreement with an executive of the Company that expires in the year 2001. The annual commitments for compensation are approximately $150,000 each year.

     Loan Guarantee

     The Company is a guarantor of loan obtained by an unrelated party in connection with a purchase agreement. In addition, payments of the loan are secured by the Company's assets. The total outstanding balance of the loan at March 31, 1999 was approximately $65,000.

     Licensing Agreement

     On December 5, 1998, the Company entered into an agreement to exclusively license an advanced delivery technology and the related trademarks for use in the development, manufacture, marketing, distribution and sale of products incorporating the delivery system in the United States and Canada for $70,000. The Company paid $60,000 during the year ended March 31, 1999 and additional $10,000 was paid subsequent to the year-end. In addition, the Company is required to pay royalty fee of 2.5% of net sales of the products, as defined.

     Litigation

     The Company is involved in litigation through the normal course of business. The Company believes that the resolution of these matters will not have a material adverse effect on the financial position of the Company.

     On February 12, 1999, a judgment in the amount of $1,064,616 was entered against X-Treem. Such amount has been accrued and included in accrued expenses at March 31, 1999.

     Related Party Transactions

     On December 1, 1998, Phlo entered into a license agreement with X-Treem, whereby X-Treem granted to Phlo the exclusive right and license to use the names and marks of the McCoy products, including but not limited to the right and license to manufacture and sell such products (the "Name and Marks") for $100,000. In addition, X-Treem also granted to Phlo an option to purchase the Name and Marks for $300,000. The option will expire on December 31, 2001. On December 23, 1998, after the stock exchange transaction as discussed in Note 1, Phlo exercised the option and issued to X-Treem a promissory note of $300,000 with interest at 10% per annum. This exercise of the option was treated as a related party transaction and has been eliminated in the consolidation.

                                               PHLO CORPORATION AND SUBSIDIARIES
                                          (FORMERLY PERRY'S MAJESTIC BEER, INC.)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 10 - Commitments and Contingencies, continued

     Payroll Taxes

     The Company has unpaid payroll taxes since the fourth quarter 1997. The Company is in the process of filing all unfilled returns and has accrued estimated penalties and interest of $125,000.

     Late Filings

     The Company was required to file certain quarterly and annual reports with the Securities and Exchange Commission. However, the Company has failed to file these reports timely. The Company intends to file these reports contemporaneously with this filing. Management believes that the late filings will not have a material adverse effect on the financial position of the company

     Leases

     The Company occupies its premises subject to a noncancelable lease agreement expiring in March 2004. The Company will pay a fixed monthly rent plus real estate taxes.

     Future minimum payments under an operating lease are as follows at March 31, 1999.

            For the Year Ending
                 March 31,                    Amount
            ------------------------------------------

                   2000                      $120,250
                   2001                       120,250
                   2002                       120,250
                   2003                       120,250
                   2004                        30,062
                                             --------

                            Total            $511,062
                                             ========

     Rent expense for the years ended March 31, 1999 and 1998 was $70,410 and $33,833, respectively. In connection with the above lease, a refundable security deposit in the amount of $30,063 is being held by the landlord.

NOTE 11 - Subsequent Events

     Creation of Subsidiaries and Assignment of Assets

     The Company incorporated Phlo Beverage Products Company, a wholly owned subsidiary of the Company, on July 16, 1999. On July 19, 1999, the Company assigned to Phlo Beverage Products Company all of its right, title and interest in and to finished goods, furniture and fixtures, raw materials inventory, and all intellectual property, related to the McCoy's beverage line.

                                               PHLO CORPORATION AND SUBSIDIARIES
                                          (FORMERLY PERRY'S MAJESTIC BEER, INC.)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 11 - Subsequent Event, continued

     Creation of Subsidiaries and Assignment of Assets, continued

     Thereafter, the production and sale of McCoy's beverages was conducted by Phlo Beverage Products Company.

     The Company incorporated Phlo System, Inc., a wholly owned subsidiary of the Company, on August 2, 1999. On August 4, 1999, the Company assigned to Phlo System, Inc. all of its right, title and interest in the exclusive license of the advanced delivery technology for use in all liquids and certain foods. Phlo System, Inc. will conduct the Company's biotechnology-related activities.

     Notes Payable

     The following notes were issued by the Company subsequent to March 31, 1999, in conjunction with financing activities:

     In May, 1999 a $250,000 term note payable was entered into. Simple interest accrues at an annual rate of 14% and is payable at the note's maturity date of August 30, 1999. The Company exercised its option to extend the maturity date of the note to December 31, 1999, in exchange for the issuance to the holder of warrants to purchase 200,000 shares of common stock at an exercise price of $0.20 per share. Payment was not made on the date of maturity. The Company believes that the holder engaged in intentional conduct which resulted in damage to the Company. The holder filed a motion for summary judgment against the Company, and the Company answered and asserted its counterclaims. On March 7, 2000, the summary judgment motion was granted, and the Company's claims were severed. The Company is preparing to bring an action against the holder to assert its claims.

     In June 1999, a bridge loan payable in the principal amount of $104,000 with simple interest accruing at an annual rate of 10% which is payable at the note's maturity date of December 31, 2000. In consideration of this loan and two prior bridge loans, the Company has agreed to issue shares of the Company's common and convertible preferred stock to the holder representing approximately 200,000 shares of common stock on a fully converted basis.

     In November and December 1999, convertible notes payable in the aggregate amount of $400,000 were entered into with simple interest accruing at an annual rate of one percentage point (1%) above the prime rate and is payable at the notes' maturity dates which begin in May, 2001. After December 31, 1999, the principal under the notes is convertible, at the option of the holder, into shares of the Company's common stock at a conversion price of $0.22 per share.

                                               PHLO CORPORATION AND SUBSIDIARIES
                                          (FORMERLY PERRY'S MAJESTIC BEER, INC.)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 11 - Subsequent Event, continued

     Notes Payable, continued

     In December 1999, two bridge loans in the aggregate amount of $100,000 were entered into with simple interest accruing at an annual rate of one percentage point (1%) above the prime rate and is payable at the notes' maturity date of March 31, 2000. A payment default occurs under the note only in the event that the Company fails to pay an amount due as and when payable, with such failure continuing for a period of thirty days.

     Equity

     In April and May, 1999, in consideration for $80,000, the Company sold to four investors units representing an aggregate of 173,913 shares of Common Stock and 18,782 shares of Series C Convertible Preferred Stock. All of the shares of Common Stock and no shares of the Series C Convertible Preferred Stock issuable in connection with this transaction have been issued as of March 15, 2000 (See Note 1).

     In June 1999, in consideration for $500,000, the Company sold to an institutional investor 2,312,872 shares of Common Stock and 238,051.5 shares of Series C Preferred. All of the Common Stock and no shares of the Series C Convertible Preferred Stock have been issued as of March 15, 2000 (See Note 1).

     In October and November, 1999, in consideration of $121,500, the Company sold to seven investors units aggregating 303,750 shares of Common Stock, of which 253,750 shares have been issued as of March 15, 2000.

     In March, 2000, in consideration of $165,000, the Company sold to five investors an aggregate of 165,000 shares of Common Stock, none of which have been issued as of March 15, 2000.

     In connection with the Unit Offering commenced in the fourth fiscal quarter of 1999, the Company has agreed to issue a cashless warrant providing for the purchase of 9,606,682 shares of Common Stock at an exercise price of $0.01 per share in consideration for providing bridge financing related to such offering and to issue a cashless warrant providing for the purchase of 2,401,670 shares of Common Stock at an exercise price of $0.01 per share for investment banking services related to such offering. Such warrants have not been issued as of March 15, 2000.

     In August and November 1999, the Company issued 511,435 and 30,000 shares of Common Stock to a company in consideration of financial services rendered.

     In September, 1999, the Company issued 26,374 shares of Common Stock to a company in connection with advertising services rendered to the Company and 36,550 shares of Common Stock to a law firm in connection with legal services rendered to the Company.

                                               PHLO CORPORATION AND SUBSIDIARIES
                                          (FORMERLY PERRY'S MAJESTIC BEER, INC.)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 16 - Subsequent Event, continued

     Equity, continued

     Between August and October, 1999, the Company issued an aggregate of 125,000 shares of Common Stock to two of its distributors pursuant to sales incentive programs offered to such distributors by the Company.

     In December, 1999, the Company entered into an agreement with the providers of advertising and marketing services pursuant to which such service providers would earn warrants to purchase an aggregate of 50,000 shares of Common Stock at an exercise price of $0.10 per share in consideration for services rendered. Pursuant to such agreement, warrants providing for the purchase of such shares vest and become issuable as the performance of certain tasks is accomplished. In connection therewith, the Company issued two cashless warrants in January, 2000, each providing for the purchase thereunder of 8,333 shares of the Common Stock at an exercise price of $0.10 per share.

     In October, 1999, the Company issued 20,000 shares of Common Stock to an individual in connection with an agreement providing for the rendering of investment banking services. Terms of this agreement were breached, and the Company has filed suit seeking damages and the return of the shares of Common Stock to the Company.

     In March, 2000, Phlo System, Inc. entered into an exclusive license agreement for all uses, worldwide, a proprietary composition consisting of an ester (derivative) of Vitamin E combined with a delivery system. In connection with the execution of this license agreement, the Company issued the licensor of the technology, a warrant to purchase 200,000 shares of the common stock of the Company at an exercise price of $0.05 per share.

     In June, 1999, the Company entered into a settlement agreement with Leroux Creek Food Corporation and its President, Edward Tuft, which resulted in the Company being relieved of its prior agreement to issue to Leroux Creek and Mr. Tuft options to purchase an aggregate of 750,000 shares of common stock at an aggregate purchase price of $75,000.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Phlo Corporation



April _____, 2000                      By: /s/ James B. Hovis
                                           -------------------------------------
                                           James B. Hovis
                                           President and Chief Executive Officer